SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d) OF THE SECURITIES EXCHANGE ACT
OF 1934

Date of Report: January 20, 2004

Date of earliest event reported: December 23, 2003

HA2003, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-13525

(Commission File Number)

36-3573412

(I.R.S. Employer Identification No.)

707 Skokie Boulevard, Suite 600, Northbrook, IL 60062

(Address of principal executive offices)

(847) 600-3000

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Item 5. Other Events

                HA2003, Inc. (“HA2003”) is filing the reports required to be filed with the United States Trustee under Federal Rule of Bankruptcy Procedure 2015 of Chapter 11 of Title 11 of the United States Code, under the cover of Form 8-K in lieu of filings on Form 10-Q and Form 10-K.

                As previously disclosed in Form 8-K filed with the Securities and Exchange Commission on May 30, 2003 (SEC File No. 001-13525), HA-LO Industries, Inc., a Delaware corporation (“HA-LO”), and Lee Wayne Corporation, a wholly-owned subsidiary of HA-LO incorporated in Illinois (“Lee Wayne”), sold substantially all of their assets on May 14, 2003.  In connection with the asset sale, HA-LO changed its name to HA2003, Inc. and Lee Wayne changed its name to LW2003, Inc.

                On December 23, 2003, HA2003 filed its October and November 2003 monthly Rule 2015 United States Trustee reports with the United States Bankruptcy Court for the Northern District of Illinois, Eastern Division.  The format of the reports has been modified from reports filed with the United States Bankruptcy Court prior to May 2003 because HA2003 and LW2003, Inc. are no longer operating a promotional products business as a result of the asset sale.  Copies of the required documents in the October and November 2003 reports are attached hereto as exhibits and incorporated herein by reference.

                HA2003 remains a debtor, with two of its subsidiaries, LW2003, Inc. and Starbelly.com, Inc. (collectively, the “Debtors”) in three separate, although jointly administered, Chapter 11 cases (the “Cases”) in case number 02 B 12059.

                Persons interested in more information concerning the Cases, or the Debtors’ financial performance, are encouraged to review the pleadings, reports and other papers on file in the Office of the Clerk of the United States Bankruptcy Court for the Northern District of Illinois, Eastern Division, Everett McKinley Dirksen Federal Building, 219 S. Dearborn Street, Chicago, Illinois.

Item 7. Financial Statements and Exhibits

(c) Exhibits

Exhibit No.	Description of Exhibit	Reference
99.1	October 2003 Monthly Rule 2015 Report Documents	Filed Herewith

99.2	November 2003 Monthly Rule 2015 Report Documents	Filed Herewith

Signatures

                Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HA2003, Inc.
(Registrant)

/s/ Marc Simon
Date: January 20, 2004	Marc Simon
Chief Executive Officer